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                                                                     Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The board and shareholders

RiverSource Government Income Series, Inc.:
   RiverSource Short Duration U.S. Government Fund
   RiverSource U.S. Government Mortgage Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        KPMG LLP

Minneapolis, Minnesota
July 26, 2007